EXHIBIT 3.2

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

DEC 30, 1992
C.A. Law Secretary of State
No. 8210-86




                            ARTICLES OF AMENDMENT
                                   TO THE
                          ARTICLES OF INCORPORATION
                                     OF
                            BALBOA INVESTMENTS INC.

Pursuant to the applicable provision of the Nevada Business Corporations Act, Balboa Investments, Inc. (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

FIRST:    The present name of the Corporation is Balboa Investments, Inc.

SECOND:   The following amendments to its Articles of Incorporation were adopted by majority vote of shareholders of the Corporation on December 29, 1992 in the manner prescribed by Nevada law.

1.  Article I is amended to read as follows:

     Name. The name of the corporation shall be: Progressive Polymerics International Inc.

2.  Article IV is hereby amended to read as follows:

     Capitalization. (a) Common Stock. The Corporation shall have the authority to issue 50,000,000 shares of common stock having a par value of $.001. All common stock of the Corporation shall be of the same class and shall have the same rights and preferences. Fully paid common stock of this Corporation shall not be liable for further call or assessment. The authorized common shares shall be issued at the discretion of the Directors. (b) Preferred Stock. The Corporation shall have the authority to issue 5,000,000 shares of preferred stock each having a par value of $.001, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors of the Corporation.

3.  Article XI is hereby added as follows:

                              ARTICLE XI
                              ----------

Liability of Directors and Officers. No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law, (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of


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NRS 78.300.

The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the Corporation for or with respect to any acts or omissions of such person occurring prior to such amendment.


[There is no 4 ]


5. The Corporation has effectuated a 1 for 3 reverse stock split of its shares of common stock outstanding as of December 10, 1992 decreasing said outstanding shares from 11,526,000 shares to 3,842,000 shares. Said reverse split to be effective with the commencement of business on December 31, 1992.

THIRD:   The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 11,526,000.

FOURTH: The number of shares voted for such amendments was 8,247,500(72%) and the number voted against such amendment was 0.


DATED this 29th day of December, 1992.


                          BALBOA INVESTMENTS, INC.


                          By: /s/ Ronald H. Olsen
                              --------------------
                              Ronald H. Olsen
                              President/Secretary


                           VERIFICATION
                           ------------

STATE OF UTAH         )
                      ) ss.
COUNTY OF SALT LAKE   )

The undersigned being first duly sworn, deposes and states: that the undersigned is the Secretary of Balboa Investments, Inc. , that the undersigned has read the Articles of Amendment and knows


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the contents thereof and that the same contains a truthful statement of the
Amendment duly adopted by the sole director and stockholders of the Corporation.



/s/ Ronald H. Olsen
-------------------
  Ronald H. Olsen,
  Secretary

STATE OF UTAH         )
                      )ss.
COUNTY OF SALT LAKE   )

Before me the undersigned Notary Public in and for the said County and State, personally appeared the President and Secretary of Balboa Investments, Inc., a Nevada corporation, and signed the foregoing Articles of Amendment as their own free and voluntary acts and deeds pursuant to a corporate resolution for the uses and purposes set forth.

IN WITNESS WHEREOF, I have set my hand and seal this 29th day of December, 1992.




/s/ Thomas G. Kimble
-------------------------
NOTARY PUBLIC, residing at
Salt Lake City, Utah

Notary Public
Thomas G. Kimble
311 South State #440
Salt Lake City, Utah 84111


My Commission Expires:
November 1, 1993
State of Utah



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